Exhibit 99.1

CECO Environmental Corp. Reports Fourth Quarter and Full Year 2017 Results;

Disappointing results due to challenging end markets - Refreshed operating strategy gaining momentum in 2018

DALLAS, Texas, March 8, 2018 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the fourth quarter and full year 2017.

Highlights of the Fourth Quarter 2017*

•	Revenue of $73.5 million, compared with $100.0 million
•	Gross profit of $25.6 million (34.8% margin), compared with $35.7 million (35.7% margin)
•	Non-GAAP gross profit of $25.7 million (35.0% margin), compared with $35.8 million (35.8% margin)
•	Operating loss of $(8.2) million, compared with a $(50.4) million loss
•	Non-GAAP operating income of $3.5 million, compared with $14.7 million
•	Net loss of $(11.6) million, compared with a $(51.2) million loss
•	Non-GAAP net loss of $(1.7) million, compared with non-GAAP net income of $12.0 million
•	Net loss per diluted share of $(0.34), compared with $(1.49) loss per diluted share
•	Non-GAAP net (loss)/income per diluted share of $(0.05), compared with $0.35
•	Adjusted EBITDA of $4.9 million, compared with $16.3 million
•	Bookings of $91.4 million, compared with $77.7 million
•	Backlog of $168.9 million

Full-Year 2017 Highlights*

•	Revenue of $345.1 million, down $71.9 million
•	Gross profit of $113.2 million, down $21.7 million
•	Gross margin of 32.8%, up 40 basis points
•	Net loss of $(3.0) million, or $(0.09) loss per share
•	Non-GAAP net income of $9.5 million, or $0.27 per diluted share
•	Adjusted EBITDA of $34.5 million

* All comparisons are versus the comparable prior-year period.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “In the fourth quarter of 2017, we accelerated actions behind our previously communicated refreshed operating strategy.  We implemented a restructuring program to reduce costs, began to refocus our portfolio including exiting non-core and low critical mass areas and are investing in our core segments to accelerate growth. Despite ongoing market challenges that reduced volume and generated disappointing financial results, we have maintained solid gross margins and with a refreshed outside-in approach to our business, picked up key wins and increased bookings quarter over quarter. Our book to bill ratio exceeded 1:1 for the first time in seven quarters representing an inflection point for the company.”

Mr. Sadlowski added, “Heading into 2018, we have already moved swiftly with the clarity of our strategy to transform the business to win market share and make an impact on our customers and the world in which we live. We demonstrated our commitment to our new strategy through the initial actions on our non-core asset sales and investments in simplification and production machinery. We will continue to invest in our growth platforms and major account relationships with key customers around the world to ensure the company is best-positioned as markets begin to rebound.”

FOURTH QUARTER RESULTS

Revenue in the fourth quarter of 2017 was $73.5 million, down 26.5% from $100.0 million in the prior-year period.

Operating loss was $8.2 million for the fourth quarter of 2017, compared with a $50.4 million operating loss in the prior-year period.  Non-GAAP operating income was $3.5 million (4.8% margin) for the fourth quarter of 2017, compared with $14.7 million (14.7% margin) in the prior-year period.

Net loss was $11.6 million for the fourth quarter of 2017, compared with a $51.2 million net loss in the prior-year period.  Non-GAAP net loss was $1.7 million for the fourth quarter of 2017, compared with non-GAAP net income of $12.0 million in the prior-year period.

Net loss per diluted share was $0.34 for the fourth quarter of 2017, compared with net loss per diluted share of $1.49 in the prior-year period. Non-GAAP net loss per diluted share was $0.05 for the fourth quarter of 2017, compared with non-GAAP net income per diluted share of $0.35 for the prior-year period.

Cash and cash equivalents were $29.9 million and bank debt was $117.7 million, as of December 31, 2017, compared with $45.8 million and $126.4 million, respectively, as of December 31, 2016.

BACKLOG AND BOOKINGS

Total backlog at December 31, 2017 was $168.9 million as compared with $197.0 million on December 31, 2016 and $153.9 million as of September 30, 2017.

Bookings were $91.4 million for the fourth quarter of 2017, compared with $77.7 million in the prior-year period and $71.0 in the third quarter of 2017.  Bookings were $333.6 million for the year of 2017 as compared with $402.8 million for the prior-year period.

2017 FULL YEAR RESULTS

Revenue in the year of 2017 was $345.1 million, down 17.2% from $417.0 million in the prior-year period.

Operating income was $8.0 million for the year 2017, compared with an operating loss of $25.6 million in the prior-year period. Non-GAAP operating income was $28.3 million for the year 2017, compared with $52.7 million in the prior-year period.

Net loss was $3.0 million for the year 2017, compared with a net loss of $38.2 million in the prior-year period.  Non-GAAP net income was $9.5 million for the year 2017, compared with $33.5 million in the prior-year period.

Net loss per diluted share was $0.09 for the year 2017, compared with net loss per diluted share of $1.12 in the prior-year period. Non-GAAP net income per diluted share was $0.27 for the year 2017, compared with $0.99 for the prior-year period.

CONFERENCE CALL

A conference call is scheduled for today at 7:30 a.m. CT to discuss the fourth quarter and fiscal 2017 financial results. The conference call may also be accessed by dialing 877-870-4263 (Toll-Free) within the U.S., 855-669-9657 (Toll-Free) within Canada or Toll/International 412-317-0790.  A replay will be available from 11:30 a.m. ET on March 8, 2018 until March 22, 2018 at 11:59 p.m. ET. The replay may be accessed by dialing 877-344-7529 (Toll-Free) within the U.S., 855-669-9658 (Toll-Free) within Canada, or Toll/International 412-317-0088 and entering access code 10117555.

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The live webcast and slides can also be accessed at https://www.cecoenviro.com/events-calendar.

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ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in industrial air quality and fluid handling serving the energy, industrial and other niche markets through an attractive asset-light business model. CECO provides innovative technology and application expertise that helps companies grow their businesses with safe, clean, and more efficient solutions to help protect our shared environment. CECO serves both established and emerging industries in regions around the world working to improve air quality, optimize the energy value chain, and provide customized engineered solutions in multiple applications that include oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing, along with a wide range of others. CECO has over $5 billion of installed equipment base with end users, which we target to expand and grow a higher recurring revenue of aftermarket products and services. We also continue to focus on operational excellence strategies as a central theme to improving our earnings and cash flows. CECO is listed on Nasdaq under the ticker symbol “CECE.” For more information, please visit http://www.cecoenviro.com/.

Contact:

Matthew Eckl, Chief Financial Officer

800.333.5475

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
($ in thousands, except shares and per share data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$29,902	$45,824
Restricted cash	591	1,498
Accounts receivable, net	67,990	83,062
Costs and estimated earnings in excess of billings on uncompleted contracts	33,947	38,123
Inventories, net	20,969	21,487
Prepaid expenses and other current assets	10,760	13,560
Prepaid income taxes	1,930	1,590
Assets held for sale	7,853	7,834
Total current assets	173,942	212,978
Property, plant and equipment, net	23,400	27,270
Goodwill	166,951	170,153
Intangible assets – finite life, net	49,956	60,728
Intangible assets – indefinite life	19,691	22,042
Deferred charges and other assets	4,609	5,463
Total assets	$438,549	$498,634
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$11,296	$8,827
Accounts payable and accrued expenses	70,786	95,610
Billings in excess of costs and estimated earnings on uncompleted contracts	20,469	35,085
Note payable	5,300	5,300
Income taxes payable	—	1,536
Total current liabilities	107,851	146,358
Other liabilities	30,382	34,864
Debt, less current portion	103,537	114,366
Deferred income tax liability, net	10,210	12,964
Total liabilities	251,980	308,552
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,707,924 and 34,300,209 shares issued and outstanding at December 31, 2017 and 2016, respectively	347	343
Capital in excess of par value	248,170	244,878
Accumulated loss	(52,673)	(41,741)
Accumulated other comprehensive loss	(8,919)	(13,042)
	186,925	190,438
Less treasury stock, at cost, 137,920 shares at December 31, 2017 and 2016	(356)	(356)
Total shareholders’ equity	186,569	190,082
Total liabilities and shareholders' equity	$438,549	$498,634

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(dollars in thousands, except shares and per share data)	2017	2016	2017	2016
Net sales	$73,543	$99,982	$345,051	$417,011
Cost of sales	47,897	64,315	231,857	282,152
Gross profit	25,646	35,667	113,194	134,859
Selling and administrative expenses	22,285	21,118	88,975	81,743
Acquisition and integration expenses	—	—	—	524
Amortization and earnout expenses	2,509	7,055	7,132	20,231
Intangible asset and goodwill impairment	7,168	57,923	7,168	57,923
Restructuring expense	1,895	-	1,895	-
(Loss) income from operations	(8,211)	(50,429)	8,024	(25,562)
Other (expense) income, net	(35)	(85)	106	310
Interest expense	(1,770)	(1,717)	(6,721)	(7,712)
(Loss) income before income taxes	(10,016)	(52,231)	1,409	(32,964)
Income tax expense	1,573	(1,059)	4,438	5,290
Net loss	$(11,589)	$(51,172)	$(3,029)	$(38,254)
Net loss attributable to noncontrolling interest	$—	$—	$—	$(36)
Net loss attributable to CECO Environmental Corp.	$(11,589)	$(51,172)	$(3,029)	$(38,218)
Loss per share attributable to CECO Environmental Corp.:
Basic	$(0.34)	$(1.49)	$(0.09)	$(1.12)
Diluted	$(0.34)	$(1.49)	$(0.09)	$(1.12)
Weighted average number of common shares outstanding:
Basic	34,568,508	34,280,940	34,445,256	33,979,549
Diluted	34,568,508	34,280,940	34,445,256	33,979,549

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2017	2016	2017	2016
Gross profit as reported in accordance with GAAP	$25.6	$35.7	$113.2	$134.9
Gross profit margin in accordance with GAAP	34.8%	35.7%	32.8%	32.4%
Legacy design repairs	—	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Non-GAAP gross profit	$25.7	$35.8	$115.8	$135.6
Non-GAAP gross profit margin	35.0%	35.8%	33.6%	32.5%

	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2017	2016	2017	2016
Operating (loss) income as reported in accordance with GAAP	$(8.2)	$(50.4)	$8.0	$(25.6)
Operating margin in accordance with GAAP	(11.2)%	(50.4)%	2.3%	(6.1)%
Legacy design repairs	—	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Gain on insurance settlement	—	—	—	(1.0)
Acquisition and integration expenses	—	—	—	0.5
Amortization and earnout (income) expenses, net	2.5	7.1	7.1	20.2
Intangible asset and goodwill impairment	7.2	57.9	7.2	57.9
Restructuring expense	1.9	—	1.9	—
Executive transition expenses	—	—	1.3	—
Facility exit expenses	—	—	0.2	—
Non-GAAP operating income	$3.5	$14.7	$28.3	$52.7
Non-GAAP operating margin	4.8%	14.7%	8.2%	12.6%

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	Three Months Ended December 31,		For the Year Ended December 31,
(dollars in millions)	2017	2016	2017	2016
Net loss as reported in accordance with GAAP	$(11.6)	$(51.2)	$(3.0)	$(38.2)
Legacy design repairs	—	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Gain on insurance settlement	—	—	—	(1.0)
Acquisition and integration expenses	—	—	—	0.5
Amortization and earnout (income) expenses, net	2.5	7.1	7.1	20.2
Intangible asset and goodwill impairment	7.2	57.9	7.2	57.9
Restructuring expense	1.9	—	1.9	—
Executive transition expenses	—	—	1.3	—
Facility exit expenses	—	—	0.2	—
Foreign currency remeasurement	(0.1)	1.4	(2.1)	0.8
Tax benefit of adjustments	(1.7)	(3.3)	(5.7)	(7.4)
Non-GAAP net (loss) income	$(1.7)	$12.0	$9.5	$33.5
Depreciation	0.9	1.1	3.9	4.5
Non-cash stock compensation (excluding executive transition costs)	0.5	0.6	2.3	2.3
Other expense (income)	0.1	(1.3)	2.0	(1.1)
Gain on insurance settlement	—	—	—	1.0
Interest expense	1.8	1.7	6.7	7.7
Income tax expense	3.3	2.2	10.1	12.7
Adjusted EBITDA	$4.9	$16.3	$34.5	$60.6

Loss per share:
Basic	$(0.34)	$(1.49)	$(0.09)	$(1.12)
Diluted	$(0.34)	$(1.49)	$(0.09)	$(1.12)

Non-GAAP net (loss) income per share:
Basic	$(0.05)	$0.35	$0.28	$0.99
Diluted	$(0.05)	$0.35	$0.27	$0.99

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to legacy design repairs, inventory valuation adjustments, property, plant and equipment valuation adjustments, gains from insurance settlements, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, intangible asset impairment, legal reserves, executive transition expenses, facility exit expenses, restructuring expenses, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titles measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K and include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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